UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 6, 2017 (December 6, 2017)

Date of Report (Date of earliest event reported)

AP GAMING HOLDCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55119	46-3698600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5475 S. Decatur Blvd., Suite #100

Las Vegas, Nevada 89118

(Address of principal executive offices) (Zip Code)

(702) 722-6700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreement.

On December 6, 2017 (the “Closing Date”), AP Gaming I, LLC (the “Borrower”), a Delaware limited liability company and wholly owned indirect subsidiary of AP Gaming Holdco, Inc. (the “Company”), as borrower, and AP Gaming Holdings, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of the Company (“Holdings”), as holdings, entered into an Incremental Assumption Agreement (the “Incremental Assumption Agreement”) with certain of the Borrower’s subsidiaries, the lenders party thereto from time to time and Jefferies Finance LLC, as administrative agent (the “Administrative Agent”). The Incremental Assumption Agreement amended the First Lien Credit Agreement, dated as of June 6, 2017 (the “Credit Agreement”), by and among the Borrower, Holdings, the lenders party thereto from time to time, the Administrative Agent and other parties named therein, to provide for the incurrence by the Borrower of incremental term loans in an aggregate principal amount of $65,000,000 (the “Incremental Term Loans”).

The net proceeds of the Incremental Term Loans were used to finance the acquisition on the Closing Date by AGS LLC, a Delaware limited liability company and wholly owned indirect subsidiary of the Company, of approximately 1,600 Class II electronic gaming machines and related assets operated by Rocket Gaming Systems, LLC (the “Acquisition”), to pay fees and expenses in connection therewith and for general corporate purposes.

The Incremental Term Loans have the same terms as the Borrower’s existing term loans initially borrowed under the Credit Agreement on June 6, 2017, which are described in further detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2017. The description of the Borrower’s outstanding term loans under the Credit Agreement is hereby incorporated by reference into this Form 8-K.

The obligations under the Credit Agreement are guaranteed by Holdings and the Borrower’s material, wholly owned domestic subsidiaries (subject to certain exceptions), and are secured by a pledge by Holdings of the Borrower’s equity interest directly held by Holdings and a pledge of substantially all of the existing and future property and assets of the Borrower and the subsidiary guarantors, subject to certain exceptions. The Credit Agreement requires that the Borrower maintain a maximum net first lien leverage ratio set at a maximum of 6.0 to 1.0 at the end of each fiscal quarter. The Credit Agreement contains limitations on additional indebtedness, guarantees, incurrence of liens, investments and distributions, as defined. The Credit Agreement also contains customary events of default included in similar financing transactions, including, among others, failure to make payments when due, default under other material indebtedness, breach of covenants, breach of representations and warranties, involuntary or voluntary bankruptcy, and material judgments.

The foregoing description of the Incremental Assumption Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Incremental Assumption Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01. Other Events.

On December 11, 2017, the Company issued a press release announcing the Acquisition, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Incremental Assumption Agreement, dated as of December 6, 2017, by and among AP Gaming Holdings, LLC, AP Gaming I, LLC, each subsidiary loan party listed on the signature pages thereof, Jefferies Finance LLC and the lenders from time to time party thereto.

99.1	Press release, dated December 11, 2017.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Incremental Assumption Agreement, dated as of December 6, 2017, by and among AP Gaming Holdings, LLC, AP Gaming I, LLC, each subsidiary loan party listed on the signature pages thereof, Jefferies Finance LLC and the lenders from time to time party thereto.

99.1	Press release, dated December 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AP GAMING HOLDCO, INC.

Date: December 12, 2017	By:	/s/ Kimo Akiona
Name: Kimo Akiona
Title: Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)